                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) NOVEMBER 22, 2000


                          PACIFIC GULF PROPERTIES INC.
             (Exact name of Registrant as specified in its Charter)


        MARYLAND                      1-12546                    33-0577520
(State of Incorporation)      (Commission File Number)        (I.R.S. Employer
                                                             Identification No.)


        4220 VON KARMAN, 2ND FLOOR, NEWPORT BEACH, CALIFORNIA 92660-2002
          (Address of principal executive offices, including zip code)

                                  949-223-5000
              (Registrant's telephone number, including area code)

ITEM 2. DISPOSITION OF ASSETS.

COMPLETED TRANSACTIONS

Pacific Gulf Properties Inc. (the "Company") completed the following transactions in November 2000:

Disposition of Industrial Property Portfolio

On June 20, 2000, pursuant to a definitive purchase agreement as amended, the Company contracted to sell its portfolio of 72 industrial properties containing approximately 14.9 million square feet of industrial space to CalWest Industrial Properties LLC (CalWest), a joint venture of RREEF and CALPERS. The Company's board of directors unanimously approved the transaction on June 19, 2000. On November 9, 2000, at a special meeting of shareholders, the shareholders of the Company approved the sale of the industrial portfolio to CalWest, as well as the sale of the Company's remaining assets and subsequent liquidation and dissolution.

On November 22, 2000, the Company completed the sale of 66 of its industrial properties to CalWest at an initial closing for a total cash consideration of $852,944,000. Of the remaining six industrial properties under contract with CalWest, one has been excluded from the sale and five properties may require additional remediation before sale to CalWest or may be deleted from the sale.

Net proceeds at the closing totaled $510,255,000, after the repayment of secured indebtedness and the Company's unsecured line of credit and after selling and closing costs together with prorated operating items including rent, property taxes and interest. The transaction was an all-cash sale and the Company has no continuing involvement with the properties. The sale of the 66 industrial properties generated a net gain of approximately $171,000,000.

Disposition of Multifamily Properties

Applewood Apartments

On November 2, 2000, the Company sold a 406-unit family-style apartment complex known as Applewood Apartments located in Santa Ana, California to Pacific Property Company for a total cash consideration of $36,550,000. The sale generated a net gain of approximately $15,689,000 and net proceeds of approximately $35,855,000. The transaction was an all-cash sale and the Company has no continuing involvement.

Daisy 12, Daisy 17 and Lariat Apartments

On November 7, 2000, the Company sold three family-style apartment properties (comprising 288 units known as Daisy 12, Daisy 17 and Lariat located in San Dimas, California) to CT California Fund II, LLC for a total cash consideration of $24,000,000. The sale generated a net gain of approximately $8,749,000 and net proceeds of approximately $12,104,000. The transaction was an all-cash sale and the Company has no continuing involvement.

Daisy 19, Daisy 20, Raintree, Sunnyside II and Sunnyside III

On November 16, 2000, the Company sold three family-style apartment properties (comprising 445 units) known as Daisy 19, Daisy 20, and Raintree, located in Ontario, California, and two active senior apartment properties (comprising 144 units) known as Sunnyside II and Sunnyside III located in Ontario, California to Eagle Real Estate Group, LLC for a total cash consideration of $38,200,000. The sale generated a net gain of approximately $9,344,000 and net proceeds of approximately $12,275,000. The transaction was an all-cash sale and the Company has no continuing involvement.

Daisy 5

On November 29, 2000, the Company sold a 38-unit family-style apartment complex known as Daisy 5 located in Covina, California to Helen R. Rask, Trustee for the Helen R. Rask Trust for a total cash consideration of $2,700,000. Net proceeds from the sale totaled approximately $1,169,000. The transaction was an all-cash sale and the Company has no continuing involvement.

PROBABLE TRANSACTIONS

Daisy 16

The Company is under contract to sell a 250-unit family-style apartment complex known as Daisy 16 located in West Covina, California to The Bascom Group, LLC for a total cash consideration of $21,250,000. The Company and the buyer have completed the necessary due diligence investigation. Accordingly, the Company anticipates consummating the disposition of this multifamily property before year-end. The transaction is expected to be an all-cash sale with no continuing involvement. Net proceeds from the sale are expected to approximate $9,537,000.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (a) See Index to Financial Statements attached hereto.

            Pro forma financial statements are included herein pursuant to
            Article 11 of Regulation S-X.

        (b) Exhibits

            None

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC GULF PROPERTIES INC.


/s/ Donald G. Herrman
--------------------------------------
Donald G. Herrman
Executive Vice President,
Chief Financial Officer and Secretary


Dated: December 7, 2000

                          PACIFIC GULF PROPERTIES INC.

                          INDEX TO FINANCIAL STATEMENTS

                                                                          Page
                                                                          ----

PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

Pro Forma Condensed Consolidated Balance Sheet as of
     September 30, 2000..................................................  10

Pro Forma Condensed Consolidated Statement of Operations for the
     Nine Months Ended September 30, 2000................................  11

Pro Forma Condensed Consolidated Statement of Operations for the
     Year Ended December 31, 1999........................................  12

Notes to the Pro Forma Condensed Consolidated Financial Statements.......  13

                          PACIFIC GULF PROPERTIES INC.

        PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Pacific Gulf Properties Inc. (the "Company") was incorporated in Maryland in 1993 and operates as a real estate investment trust under the Internal Revenue Code of 1986, as amended. As of September 30, 2000, the Company owned and managed (i) a portfolio of industrial properties comprised of 72 properties encompassing more than 14.9 million square feet of space, (ii) 10 traditional multifamily apartments containing 1,631 family-style units, and (iii) a portfolio of active senior apartments which consisted of eight rental apartment communities comprised of 1,438 units and six communities where the Company was developing approximately 1,202 units.

On June 20, 2000, pursuant to a definitive purchase agreement, as amended, the Company contracted to sell its portfolio of 72 industrial properties to CalWest Industrial Properties LLC ("CalWest"). The Company's board of directors unanimously approved the transaction on June 19, 2000. On November 9, 2000, at a special meeting of shareholders, the shareholders of the Company approved the sale of the industrial portfolio to CalWest as well as the sale of the Company's remaining assets and subsequent liquidation and dissolution.

On November 22, 2000 (the "initial closing date"), the Company completed the sale of 66 of its industrial properties to CalWest. Of the remaining six industrial properties, one has been excluded from the sale to CalWest and five may require additional remediation before sale, or may be deleted from the sale. The properties sold to CalWest at the initial closing date are herein collectively referred to as the "66 Industrial Properties".

During November 2000, the Company sold 10 multifamily properties including eight traditional multifamily apartments (Applewood, Daisy 12, Daisy 17, Lariat, Daisy 19, Daisy 20, Raintree and Daisy 5) and two active senior apartments (Sunnyside II and Sunnyside III) to four independent buyers pursuant to agreements approved by the Company's Board of Directors. In addition, the Company anticipates selling one other traditional multifamily apartment (Daisy
16) in December 2000. The Company and the buyer have completed the necessary due diligence investigation, there are no further contingencies and therefore, the sale of this property is considered probable. The 11 multifamily properties sold or anticipated to be sold in these transactions are herein collectively referred to as "Multifamily Apartment Sales".

After the consummation of the real estate sales referred to above, the Company's remaining assets will consist of the six industrial properties, one traditional multifamily apartment property, 12 active senior apartment properties including six communities currently under development and the Company's executive office building.

The following unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2000 is based on the unaudited historical financial statements of the Company and has been prepared as if each of the following transactions had occurred as of September 30, 2000: (i) completion of the Multifamily Apartment Sales; and (ii) completion of the sale of the 66 Industrial Properties to CalWest, including other transactions in connection therewith and the repayment of indebtedness utilizing proceeds from the sale as more fully described in this current Report on Form 8-K.

The following unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1999 is based on the historical financial statements of the Company and have been prepared as if each of the following transactions had occurred as of January 1, 1999:

(i) the following acquisitions of industrial properties during 1999 (collectively referred to as the "1999 Acquisitions"): (a) Geneva Industrial Park, an industrial property containing approximately 68,000 leasable square feet located in Tempe, Arizona purchased in August 1999
       (b) PGDC-Las Vegas, an industrial property containing approximately 79,000 leasable square feet located in Las Vegas, Nevada purchased in November 1999 and (c) Broadwood Industrial Park, an industrial property containing approximately 156,000 leasable square feet located in Mesa, Arizona purchased in November 1999;

(ii) the following dispositions of industrial properties during 1999 (collectively referred to as the "1999 Dispositions"): (a) PGDS Anaheim, an industrial property containing approximately 91,000 leasable square feet located in Anaheim, California sold in June 1999; (b) Seattle Industrial, an industrial property containing approximately 42,000 leasable square feet located in Seattle, Washington sold in August 1999;
       (c) Goldenwest-Etiwanda, an industrial building containing approximately 301,000 leasable square feet located in Ontario, California sold in October 1999; and (d) Contra-Costa Diablo Business Park, an industrial building containing approximately 17,000 leasable square feet located in Concord, California sold in December 1999;

(iii) the acquisition of three land parcels in Laguna Niguel, Pasadena and Huntington Beach, California for development of three rental apartment communities for active seniors during 2000 (collectively referred to as the "2000 Acquisitions").

(iv) the following dispositions of industrial properties during 2000 (collectively referred to as the "2000 Dispositions") (a) PGBC Irvine, an industrial building containing approximately 12,000 leasable square feet located in Lake Forest, California sold in March 2000; (b) PGBP-Lake Forest, an industrial building containing approximately 25,000 leasable square feet located in Lake Forest, California sold in March 2000; (c) PGBP-Riverview, an industrial property containing approximately 107,000 leasable square feet located in San Bernardino, California sold in May 2000; (d) PGPB-Bell Ranch, an industrial building containing approximately 129,000 leasable square feet located in Santa Fe Springs, California sold in June 2000 and (e) 12029 Regentview, an industrial building containing approximately 90,000 leasable square feet located in Downey, California sold in July 2000;

(v)    the completion of the Multifamily Apartment Sales; and

(vi) the redemption of $12 million of remaining convertible subordinated debentures in 1999 in exchange for 640,772 shares of the Company's common stock;

(vii) the completion of the sale of the 66 Industrial Properties to CalWest, including other transactions in connection therewith and the repayment of indebtedness utilizing proceeds from the sale as more fully described in this Current Report on Form 8-K.

The following unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2000 is based on the unaudited historical financial statements of the Company and has been prepared as if each of the following transactions had occurred as of January 1, 1999:

(i)    completion of the 2000 Acquisitions;

(ii)   completion of the 2000 Dispositions;

(iii)  completion of the Multifamily Apartment Sales; and

(iv) completion of the sale of the 66 Industrial Properties to CalWest, including other transactions in connection therewith and the repayment of indebtedness utilizing proceeds from the sale as more fully described in this Current Report on Form 8-K.

The pro forma condensed consolidated financial statements do not reflect any distributions to shareholders resulting from the above sales or fee income related to the management of the 66 Industrial Properties (the contract for such services was not retained by the Company). In addition, the following pro forma information is not necessarily indicative of what the Company's financial position or results of operations would have been assuming the completion of the described transactions as of the beginning of the periods indicated, nor does it purport to project the Company's financial position or results of operations at any future date or for any future period. In addition, the historical operating results for the nine months ended September 30, 2000 are not necessarily indicative of the results to be obtained by the Company for the year ending December 31, 2000. The following information should be read in conjunction with the Company's annual report on Form 10-K, the Company's Quarterly Reports for the periods ended September 30, 2000, June 30, 2000 and March 31, 2000 and all of the financial information and notes thereto contained elsewhere in this Current Report on Form 8-K, or incorporated herein by reference.

                          PACIFIC GULF PROPERTIES INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 2000
                             (Dollars in thousands)

                                                                                                   SALE OF 66
                                                                  MULTIFAMILY                      INDUSTRIAL
                                                                   APARTMENT                       PROPERTIES
                                                  HISTORICAL       SALES(A)          SUBTOTAL         (B)               PRO FORMA
                                                  ----------      -----------       ---------      ----------           ---------

ASSETS
Real estate assets
  Operating properties
    Industrial properties                          $ 689,692      $      --         $ 689,692      $(631,398)           $  58,294
    Multifamily
      Family style                                    83,062        (71,461)           11,601             --               11,601
      Active senior                                   65,373         (5,709)           59,664             --               59,664
  Properties under development
    Industrial properties                              6,434             --             6,434         (6,434)                  --
    Multifamily - active senior                       43,802             --            43,802             --               43,802
Cash                                                   4,284         71,936            76,220        513,797(H)           590,017
Other assets                                          24,530         (1,655)           22,875         (9,625)              13,250
                                                   ---------      ---------         ---------      ---------            ---------
                                                   $ 917,177      $  (6,889)        $ 910,288      $(133,660)           $ 776,628
                                                   =========      =========         =========      =========            =========

LIABILITIES
Loans payable                                      $ 302,723      $ (48,501)        $ 254,222      $(181,631)           $  72,591
Line of credit                                       134,550             --           134,550       (134,550)                  --
Accounts payable and accrued liabilities              21,893           (748)           21,145        (11,035)              31,621
                                                                                                      21,511(D)
Dividends payable                                     10,654             --            10,654             --               10,654
                                                   ---------      ---------         ---------      ---------            ---------
                                                     469,820        (49,249)          420,571       (305,705)             114,866
Minority interest in consolidated partnerships        16,426         (2,335)(C)        14,091        (12,519)(E)            1,572

SHAREHOLDERS' EQUITY
Preferred shares                                          28             --                28            (28)(F)               --
Common shares                                            214              1(C)            215             33(E)(F)            248
Less notes receivable issued for common shares       (11,105)            --           (11,105)           931(G)           (10,174)
Additional paid in capital                           439,171          2,334(C)        441,505         12,514(E)(H)        454,019
Retained earnings                                      2,623         42,360            44,983        171,114(H)           216,097
                                                   ---------      ---------         ---------      ---------            ---------
                                                     430,931         44,695           475,626        184,564              660,190
                                                   ---------      ---------         ---------      ---------            ---------
                                                   $ 917,177      $  (6,889)        $ 910,288      $(133,660)           $ 776,628
                                                   =========      =========         =========      =========            =========

                             See accompanying notes

                          PACIFIC GULF PROPERTIES INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1999
                  (Dollars in thousands, except per share data)

                                                                                         MULTIFAMILY
                                                        ACQUISITIONS/                     APARTMENT
                                           HISTORICAL   DISPOSITIONS        SUBTOTAL        SALES          SUBTOTAL
                                          -----------   -------------      ---------     -----------       ---------
REVENUES
Rental income
  Industrial properties                   $    98,288     $  7,192 (I)     $ 105,480      $     --         $ 105,480
  Multifamily properties
    Family style                               15,303         (179)(I)        15,124       (12,949)(M)         2,175
    Active senior                              10,577           --            10,577          (748)(M)         9,829
                                          -----------     --------         ---------      --------         ---------
Total revenues                                124,168        7,013           131,181       (13,697)          117,484
                                          -----------     --------         ---------      --------         ---------
EXPENSES
Rental property expenses
  Industrial properties                        21,570        1,442(I)         23,012            --            23,012
  Multifamily properties
    Family style                                5,471         (128)(I)         5,343        (4,681)(M)           662
    Active senior                               3,863           --             3,863          (355)(M)         3,508
                                          -----------     --------         ---------      --------         ---------
                                               30,904        1,314            32,218        (5,036)           27,182
Depreciation                                   26,117         (810)(J)        25,307        (2,185)(N)        23,122
Interest                                       27,242       (1,138)(K)        26,104        (3,295)(N)        22,809
General and administrative                      7,165           --             7,165            --             7,165
Minority interest                               1,342           --             1,342            --             1,342
                                          -----------     --------         ---------      --------         ---------
Total expenses                                 92,770         (634)           92,136       (10,516)           81,620
                                          -----------     --------         ---------      --------         ---------
INCOME (LOSS) BEFORE GAIN ON
  SALES OF REAL ESTATE AND
  PREFERRED DIVIDENDS                          31,398        7,647            39,045        (3,181)           35,864

Preferred dividends                             4,971           --             4,971            --             4,971
                                          -----------     --------         ---------      --------         ---------
INCOME (LOSS) BEFORE GAIN ON
  SALES OF REAL ESTATE(Y)                 $    26,427     $  7,647         $  34,074      $ (3,181)        $  30,893
                                          ===========     ========         =========      ========         =========

Weighted average common shares
  outstanding(W)                           20,216,704
                                          ===========
Income per share before gains
  on sale of real estate(W)               $      1.31
                                          ===========


                                        SALE OF 66
                                        INDUSTRIAL
                                        PROPERTIES           PRO FORMA
                                        ----------          ------------
REVENUES
Rental income
  Industrial properties                 $(97,377)(O)        $      8,103
  Multifamily properties
    Family style                              --                   2,175
    Active senior                             --                   9,829
                                        --------            ------------
Total revenues                           (97,377)                 20,107
                                        --------            ------------
EXPENSES
Rental property expenses
  Industrial properties                  (21,225)(O)               1,787
  Multifamily properties
    Family style                              --                     662
    Active senior                             --                   3,508
                                        --------            ------------
                                         (21,225)                  5,957
Depreciation                             (18,824)(P)               4,298
Interest                                 (19,015)(L)(Q)            3,794
General and administrative                  (939)(V)               6,226
Minority interest                         (1,104)(R)                 238
                                        --------            ------------
Total expenses                           (61,107)                 20,513
                                        --------            ------------
INCOME (LOSS) BEFORE GAIN ON
  SALES OF REAL ESTATE AND
  PREFERRED DIVIDENDS                    (36,270)                   (406)

Preferred dividends                       (4,971)(S)                  --
                                        --------            ------------
INCOME (LOSS) BEFORE GAIN ON
  SALES OF REAL ESTATE(Y)               $(31,299)           $       (406)
                                        ========            ============

Weighted average common shares
outstanding(W)                                                25,510,189
                                                            ============
Income per share before gains
  on sale of real estate(W)                                 $       (.02)
                                                            ============

See accompanying notes

                          PACIFIC GULF PROPERTIES INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                  (Dollars in thousands, except per share data)


                                                                                    MULTIFAMILY
                                                   ACQUISITIONS/                     APARTMENT
                                    HISTORICAL     DISPOSITIONS       SUBTOTAL         SALES       SUBTOTAL
                                   ------------    -------------      ---------     -----------    --------
REVENUES
Rental income
  Industrial properties            $     81,352      $   (858)(T)     $  80,494      $     --      $ 80,494
  Multifamily properties
    Family style                         12,170            --            12,170       (10,433)(M)     1,737
    Active senior                         8,407            --             8,407          (612)(M)     7,795
                                   ------------      --------         ---------      --------      --------
Total revenues                          101,929          (858)          101,071       (11,045)       90,026
                                   ------------      --------         ---------      --------      --------
EXPENSES
Rental property expenses
  Industrial properties                  17,439          (156)(T)        17,283            --        17,283
  Multifamily properties
    Family style                          3,811            --             3,811        (3,335)(M)       476
    Active senior                         2,943            --             2,943          (233)(M)     2,710
                                   ------------      --------         ---------      --------      --------
                                         24,193          (156)           24,037        (3,568)       20,469
Depreciation                             22,104          (216)(U)        21,888        (1,699)(N)    20,189
Interest                                 21,925          (874)(U)        21,051        (2,480)(N)    18,571
General and administrative                5,661            --             5,661            --         5,661
Minority interest                           896            --               896            --           896
                                   ------------      --------         ---------      --------      --------
Total Expenses                           74,779        (1,246)           73,533        (7,747)       65,786
                                   ------------      --------         ---------      --------      --------
INCOME (LOSS) BEFORE GAIN ON
  SALES OF REAL ESTATE AND
  PREFERRED DIVIDENDS                    27,150           388            27,538        (3,298)       24,240
Preferred dividends                       3,793            --             3,793            --         3,793
                                   ------------      --------         ---------      --------      --------
INCOME (LOSS) BEFORE GAIN ON
  SALES OF REAL ESTATE(Z)          $     23,357      $    388         $  23,745      $ (3,298)     $ 20,447
                                   ============      ========         =========      ========      ========

Weighted average common shares
  outstanding(W)                     20,869,093
                                   ============
Income per share before gains
  on sale of real estate(W)        $       1.12
                                   ============



                                     SALE OF 66
                                     INDUSTRIAL
                                     PROPERTIES          PRO FORMA
                                     ----------        ------------
REVENUES
Rental income
  Industrial properties               $(74,107)(O)     $      6,387
  Multifamily properties
    Family style                            --                1,737
    Active senior                           --                7,795
                                     ---------         ------------
Total revenues                         (74,107)              15,919
                                     ---------         ------------
EXPENSES
Rental property expenses
  Industrial properties                (15,814)(O)            1,469
  Multifamily properties
    Family style                            --                  476
    Active senior                           --                2,710
                                     ---------         ------------
                                       (15,814)               4,655
Depreciation                           (16,747)(P)            3,442
Interest                               (15,985)(Q)            2,586
General and administrative                (761)(V)            4,900
Minority interest                         (724)(R)              172
                                     ---------         ------------
Total Expenses                         (50,031)              15,755
                                     ---------         ------------
INCOME (LOSS) BEFORE GAIN ON
  SALES OF REAL ESTATE AND
  PREFERRED DIVIDENDS                  (24,076)                (164)
Preferred dividends                     (3,793)(S)               --
                                     ---------         ------------
INCOME (LOSS) BEFORE GAIN ON
  SALES OF REAL ESTATE(Z)            $ (20,283)        $       (164)
                                     =========         ============

Weighted average common shares
  outstanding(W)                                         25,704,819
                                                       ============
Income per share before gains
  on sale of real estate(W)                            $       (.01)
                                                       ============

See accompanying notes

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                    (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

     The Company's pro forma financial statements are based on the Company's historical financial statements adjusted to reflect certain transactions and adjustments. The actual net proceeds and balances relating to the sales will vary from pro forma amounts through September 30, 2000 due to the closing of the transactions in November 2000 and the operating activities between those dates:

(A) Disposition of 11 multifamily properties with an aggregate net book value of $77,170 ($71,461 related to nine traditional family-style apartments and $5,709 related to two active senior apartments). Net proceeds from the sales total $71,936, after repayment of secured indebtedness ($48,501) and assumption of security deposit liabilities by the buyer ($748). In connection with the sales, $1,655 of related other assets are charged to operations.

(B) Disposition of the 66 Industrial Properties to CalWest with an aggregate net book value of $637,832 ($631,398 of operating properties and $6,434 of properties under development). The aggregate sales price for the 66 Industrial Properties sold to CalWest totaled $852,944 at November 22, 2000 (the "closing date")

     Net proceeds from the sale for pro forma purposes totaled $513,797, after assumption of security deposits and the payment of property taxes and accrued interest liabilities totaling $11,035 ($12,400 at the closing date), the repayment of secured indebtedness and the assumption by CalWest of secured indebtedness of $181,631 ($181,008 at the closing date), the repayment of the outstanding balance of the Company's unsecured line of credit of $134,550 ($137,350 at the closing date) and the payment of selling and closing costs of $11,931. In connection with the sale, $9,625 of related other assets are charged to operations.

(C) Conversion of the minority interests in a limited partnership into 139,693 shares of common stock (aggregate par value $1; additional paid-in capital $2,334) as a result of the sale of seven properties included in the Multifamily Apartment Sales. The partnership interests were converted into common stock at their historical carrying value of $2,335.

(D) Accrual of costs in connection with the sale of the 66 Industrial Properties to CalWest including: employee severance payments and additional compensation ($17,911), and legal, accounting and other costs ($3,600).

(E) Conversion of the minority interests of two limited partnerships into 548,341 shares of common stock (aggregate par value $5; additional paid-in-capital $12,514) as a result of the sale of the 66 Industrial Properties. The partnership interests were converted into common stock at their historical carrying value of $12,519.

(F) Conversion of Class A Preferred Stock (aggregate par value $28) into 2,763,116 shares of Common Stock in connection with the sale of the 66 Industrial Properties.

(G) Accelerated vesting of restricted stock and related unearned compensation expense ($931) in connection with the sale of the 66 Industrial Properties.

(H) Additional Paid in Capital and Retained Earnings do not reflect the effect of a distribution of $ 22 per share declared by the Board of Directors on December 1, 2000. The distribution will be payable on December 15, 2000 to shareholders of record as of December 11, 2000. The number of shares entitled to such distribution will exceed the number of shares outstanding at September 30, 2000 due to additional issuances of shares in connection with the exercise of stock options, the conversion of limited partnership units into shares of common stock and the conversion of preferred shares into shares of common stock.

(I) Adjustment to reflect revenues and certain expenses of the following industrial and multifamily properties comprising the 1999 Acquisitions for the period prior to their acquisition by the Company (adjusted to reflect increased property taxes based on the properties' acquisition cost and current property tax rates), and revenues and certain expenses of the properties comprising the 1999 Dispositions and the 2000 Dispositions for the period prior to their disposal by the Company:

                                                     YEAR ENDED DECEMBER 31, 1999
                                     ----------------------------------------------------------
                                         1999             1999           2000
                                     ACQUISITIONS     DISPOSITIONS   DISPOSITIONS        TOTAL
                                     ------------     ------------   ------------       -------
     Rental income
        Industrial properties          $ 11,925         $(3,102)        $(1,631)        $ 7,192
        Multifamily properties
            Family style                     --            (179)             --            (179)
            Active senior                    --              --              --              --
                                       --------         -------         -------         -------
                                         11,925          (3,281)         (1,631)          7,013
     Rental property expenses
         Industrial properties            2,157            (412)           (303)          1,442
         Multifamily properties
            Family style                     --            (128)             --            (128)
            Active senior                    --              --              --              --
                                       --------         -------         -------         -------
                                          2,157            (540)           (303)          1,314
                                       --------         -------         -------         -------
                                       $  9,768         $(2,741)        $(1,328)        $ 5,699
                                       ========         =======         =======         =======

(J) Reduction in depreciation expense of $810 resulting from an increase of $486 relating to the purchase of the 1999 Acquisitions, net of a decrease of $1,296 due to the 1999 Dispositions and the 2000 Dispositions (the actual depreciation relating to the 1999 Dispositions and the 2000 Dispositions during the year ended December 31, 1999). The depreciation expense related to the purchase of the 1999 Acquisitions for the period prior to their acquisition was computed utilizing estimated remaining useful lives of 35 years and the depreciable basis of the properties as follows:

                                                       DEPRECIABLE    DEPRECIATION
          PROPERTY                      TOTAL COST        BASIS         EXPENSE
          --------                      ----------     -----------    ------------
     1999 Acquisitions
       Geneva                             $ 3,237        $  1,717         $  32
       PGDC - Las Vegas                    18,738          12,588           313
       Broadwood Business Center            7,973           5,640           141
                                          -------        --------         -----
                                           29,948          19,945           486
     1999 Dispositions                                                     (923)
     2000 Dispositions                                                     (373)
                                                                          -----
                                                                          $(810)
                                                                          =====

(K)  Net decrease in interest expense of $1,138 consisting of the following:

     (i) increase in interest expense of $965 on the borrowings utilized to finance the purchase of operating properties comprising the 1999 Acquisitions, for the period prior to their purchase, calculated based on the actual interest rates of the specific new borrowings;

     (ii) reduction in interest expense of $1,087 resulting from the sale of the 1999 Dispositions and the 2000 Dispositions (the actual interest relating to the 1999 Dispositions and the 2000 Dispositions during
           1999);

     (iii) reduction associated with the capitalization of interest totaling $1,016 in connection with the development of the 2000 Acquisitions. The qualifying asset-balance totals $13,736 and the effective capitalization rate is 7.4%, representing the weighted average interest rate on the Company's total borrowings.

           The net decrease in interest expense is summarized as follows:

                                                                     INTEREST
                                                      INTEREST       EXPENSE
           PROPERTY                       DEBT          RATE          EFFECT
           --------                     --------      --------       --------
     1999 Acquisitions
        PGDC - Las Vegas                 $4,366         8.38%        $   319
        Broadwood Business Center         6,500         8.15%            462
        Fountains - Anaheim Hills         2,620         8.03%            184
                                                                     -------
                                                                         965
     1999 Dispositions                                                (1,087)
     Interest Capitalized                                             (1,016)
                                                                     -------
                                                                     $(1,138)
                                                                     =======

(L) Includes a reduction in interest expense of $615 associated with the redemption of $12,000 of convertible subordinated debentures in 1999 in exchange for 640,772 shares of the Company's common stock.

(M) Adjustment to eliminate the revenues and certain expenses associated with the properties comprising the Multifamily Apartment Sales for the following periods:

                                                                  NINE MONTHS
                                                YEAR ENDED           ENDED
                                               DECEMBER 31,      SEPTEMBER 30,
                                                   1999               2000
                                               ------------      -------------
         Rental income
              Family Style                      $12,949             $10,433
              Active Senior                         748                 612
                                                -------             -------
                                                 13,697              11,045
         Rental property expenses
              Family Style                       (4,681)             (3,335)
              Active Senior                        (355)               (233)
                                                -------             -------
                                                  5,036               3,568
                                                -------             -------
                                                $ 8,661             $ 7,477
                                                =======             =======

(N) Reduction in depreciation and interest expense due to the completion of the Multifamily Apartment Sales (the actual depreciation and associated with properties comprising the Multifamily Apartment Sales for the periods indicated):

                                                                  NINE MONTHS
                                                YEAR ENDED           ENDED
                                               DECEMBER 31,      SEPTEMBER 30,
                                                   1999              2000
                                               ------------      -------------

         Depreciation                             $2,185            $1,699
                                                  ======            ======
         Interest                                 $3,295            $2,480
                                                  ======            ======


(O) Adjustment to eliminate the revenues and certain expenses of the properties comprising the sale of the 66 Industrial Properties to CalWest for the following periods:

                                                                NINE MONTHS
                                                YEAR ENDED         ENDED
                                               DECEMBER 31,     SEPTEMBER 30,
                                                   1999            2000
                                               ------------     -------------
         Rental income                           $ 97,377         $ 74,107
         Rental property expenses                 (21,225)         (15,814)
                                                 --------         --------
                                                 $ 76,152         $ 58,293
                                                 ========         ========

(P) Reduction in depreciation expense due to the sale of the 66 Industrial Properties (the actual depreciation relating to the 66 Industrial Properties for the periods indicated):

                                                                 NINE MONTHS
                                               YEAR ENDED           ENDED
                                               DECEMBER 31,      SEPTEMBER 30,
                                                  1999               2000
                                               ------------      -------------
                                                 $18,824           $16,747
                                                 =======           =======

(Q) Reduction in interest expense due to the sale of the 66 Industrial Properties, including the repayment of specific debt, the assumption by CalWest of indebtedness secured by the 66 Industrial Properties and the repayment of the Company's line of credit as follows:

                                                                 NINE MONTHS
                                               YEAR ENDED            ENDED
                                               DECEMBER 31,      SEPTEMBER 30,
                                                  1999               2000
                                               ------------      -------------
         Secured debt                            $13,933           $10,846

         Line of credit                            4,467             5,139
                                                 -------           -------
                                                 $18,400           $15,985
                                                 =======           =======


     The reduction in interest expense represents the actual interest incurred on the secured debt related to the 66 Industrial Properties and line of credit borrowings for the periods indicated.

(R) Reduction in minority interest resulting from the conversion of limited partnership interests in two industrial properties sold to CalWest converted into 688,034 shares of common stock as of the beginning of the periods presented.

(S) Elimination of preferred dividend requirements as of the beginning of the periods presented resulting from the conversion of the Class A Preferred Stock into 2,763,116 shares of common stock, at a conversion ratio of 1:1, in connection with the sale of the 66 Industrial Properties to CalWest.

(T) Adjustment to eliminate the revenues and certain expenses of the industrial properties comprising the 2000 Dispositions for the period prior to their disposal by the Company:

          Rental income                                 $ 858
          Rental property expenses                       (156)
                                                        -----
                                                        $ 702
                                                        =====

(U)  Includes the following:

     (i) reduction in depreciation and interest expense of $216 and $202, respectively, due to the 2000 Dispositions (the actual depreciation and interest expense relating to the 2000 Dispositions during the nine months ended September 30, 2000).

     (ii) reduction in interest expense due to the capitalization of interest totaling $672 in connection with the development of the 2000 Acquisitions. The qualifying asset balance totaled $13,736 and the effective capitalization rate was 7.4%, representing the weighted average interest rate on the Company's total borrowings.

(V) Reduction in general and administrative expenses consisting payroll expense and fringe benefits totaling $939 for 1999 and $761 for the nine months ended September 30, 2000 associated with employees terminated in connection with the sale of the 66 Industrial Properties to CalWest.

(W) Per share data is calculated using the weighted average of common shares outstanding during the periods presented. Pro forma weighted average common shares include the following common stock issuances as of the beginning of the periods presented: (i) 640,772 shares of common stock issued by the Company in conjunction with the redemption of $12 million of convertible subordinated debentures in 1999; (ii) 688,034 shares of common stock issued upon the conversion of limited partnership units held by minority partners in properties included in the sale of the 66 Industrial Properties to CalWest and the Multifamily Apartment Sales; (iii) 2,763,116 shares of common stock issued in conversion of 2,763,116 shares of Class A Preferred Stock and (iv) 1,384,576 shares of common stock for the accelerated vesting of employee stock options.

(Y)  Excludes a $8,472 nonrecurring gain from the 1999 Dispositions.

(Z)  Excludes a $3,431 nonrecurring gain from the 2000 Dispositions.